VALIDUS REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS
Pembroke, Bermuda, October 26, 2017 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported a net (loss) attributable to Validus common shareholders of $(250.4) million, or $(3.17) per diluted common share, for the three months ended September 30, 2017, compared to net income available to Validus common shareholders of $89.8 million, or $1.11 per diluted common share, for the three months ended September 30, 2016.
Net operating (loss) attributable to Validus common shareholders was $(254.5) million, or $(3.22) per diluted common share, for the three months ended September 30, 2017, compared to net operating income available to Validus common shareholders of $83.0 million, or $1.02 per diluted common share, for the three months ended September 30, 2016.
Book value per common share at September 30, 2017 was $44.51, compared to $47.93 at June 30, 2017. Book value per diluted common share at September 30, 2017 was $43.13, compared to $46.45 at June 30, 2017, reflecting a quarterly decrease of (6.3)%, inclusive of common dividends.
Commenting on the results for the three months ended September 30, 2017, Validus’ Chairman and CEO Ed Noonan stated:
“We incurred a $254.5 million operating loss in the quarter which is equal to $3.22 per diluted share, or a 6.3% decline in diluted book value per share inclusive of dividends. While results of operations were negative, I am gratified with this outcome which is the result of world class underwriting, risk, financial and operational management throughout our global businesses. Despite significant natural catastrophes we close the quarter with a very strong balance sheet and a belief that the quarter’s results across the industry have enhanced our competitive position.”
(Loss) income (attributable) available to Validus common shareholders by segment for the three months ended September 30, 2017 and September 30, 2016 was as follows:

	Three Months Ended September 30,
(Expressed in millions of U.S. dollars, except per share information)	2017	2016
Validus Re - Underwriting (loss) income	$(140.8)	$67.1
Talbot - Underwriting (loss) income	(65.0)	7.3
Western World - Underwriting (loss)	(24.8)	(2.7)
Validus’ share of AlphaCat (loss) income	(27.6)	11.2
Total segmental (loss) income	(258.2)	82.9
Total managed investment return (a)	39.9	50.3
Corporate expenses	(31.0)	(40.7)
Other items and eliminations	(1.1)	(2.7)
Net (loss) income (attributable) available to Validus common shareholders	$(250.4)	$89.8
Net (loss) income per diluted share (attributable) available to Validus common shareholders	$(3.17)	$1.11
Net operating (loss) income (attributable) available to Validus common shareholders (b)	$(254.5)	$83.0
Net operating (loss) income per diluted share (attributable) available to Validus common shareholders(b)	$(3.22)	$1.02

(a)
Total managed investment return includes returns generated on managed assets governed by the Company’s investment policy statement (“IPS”) and excludes returns on non-managed assets held in support of consolidated AlphaCat variable interest entities which are not governed by the Company’s IPS.

(b)
Net operating (loss) income (attributable) available to Validus common shareholders is presented after tax and is considered a non-GAAP financial measure. A reconciliation of net (loss) income (attributable) available to Validus common shareholders, the most comparable GAAP measure, to net operating (loss) income (attributable) available to Validus common shareholders is presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

This earnings release should be read in conjunction with the Company’s third quarter 2017 investor financial supplement that has been posted to the Investors section of the Company’s website located at www.validusholdings.com.
Third Quarter 2017 Results
In accordance with U.S. GAAP, the results of AlphaCat, inclusive of results attributable to AlphaCat’s third party investors and noncontrolling interests, have been included in the Company’s consolidated results of operations. The breakdown of results by segment is presented on page 15 of this release.
Highlights for the third quarter are as follows:

•
Gross premiums written for the three months ended September 30, 2017 were $523.9 million compared to $372.4 million for the three months ended September 30, 2016, an increase of $151.4 million, or 40.7%. The increase was primarily driven by increases in the Western World, Validus Re and AlphaCat segments.

•
Reinsurance premiums ceded for the three months ended September 30, 2017 were $116.9 million compared to $45.0 million for the three months ended September 30, 2016, an increase of $71.9 million or 159.7%. The increase was primarily driven by an increase in the Western World, Validus Re and Talbot segments.

•
Net premiums earned for the three months ended September 30, 2017 were $723.2 million compared to $563.8 million for the three months ended September 30, 2016, an increase of $159.4 million, or 28.3%. The increase was primarily driven by an increase in the Western World, Validus Re and AlphaCat segments and was partially offset by a decrease in the Talbot segment.

•	The loss ratio for the three months ended September 30, 2017 and September 30, 2016 was 173.5% and 45.8%, respectively, and included the following:

◦
Notable losses of $926.2 million, or 128.1 percentage points of the loss ratio during the three months ended September 30, 2017 compared to $1.0 million, or 0.2 percentage points of the loss ratio during the three months ended September 30, 2016.

◦
Excluding the AlphaCat segment, which includes results attributable to AlphaCat’s third party investors and noncontrolling interests, notable losses for the three months ended September 30, 2017 were $365.1 million, or 58.7 percentage points of the loss ratio. Including Validus’ share of AlphaCat net losses and loss expenses of $35.7 million, Validus’ share of net losses and loss expenses from third quarter 2017 notable loss events was $400.8 million;

◦	Non-notable losses of $nil during the three months ended September 30, 2017 compared to $21.6 million, or 3.8 percentage points of the loss ratio during the three months ended September 30, 2016; and

◦
Favorable loss reserve development on prior accident years of $75.1 million during the three months ended September 30, 2017, which benefited the loss ratio by 10.4 percentage points compared to favorable development of $52.9 million during the three months ended September 30, 2016, which benefited the loss ratio by 9.4 percentage points. The favorable development of $75.1 million for the three months ended September 30, 2017 was driven by favorable development on attritional and event losses of $58.9 million and $16.2 million, respectively.

•
The combined ratio for the three months ended September 30, 2017 and 2016 was 200.5% and 82.4%, respectively, an increase of 118.1 percentage points. Excluding the AlphaCat segment, which includes results attributable to AlphaCat’s third party investors and noncontrolling interests, the combined ratio for the three months ended September 30, 2017 was 138.8%, including a loss ratio of 110.0%.

•
Managed net investment income from our managed investment portfolio for the three months ended September 30, 2017 was $37.1 million compared to $41.1 million for the three months ended September 30, 2016, a decrease of $4.0 million, or 9.7%.

•
The annualized return on average equity was (27.3)% for the three months ended September 30, 2017, compared to 9.7% for the three months ended September 30, 2016. The annualized net operating return on average equity was (27.7)% for the three months ended September 30, 2017, compared to 8.9% for the three months ended September 30, 2016.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Notable and Non-Notable Losses
The Company defines a notable loss event as an event whereby consolidated net losses and loss expenses aggregate to a threshold greater than or equal to $30.0 million. The Company defines a non-notable loss event as an event whereby consolidated net losses and loss expenses aggregate to a threshold greater than or equal to $15.0 million but less than $30.0 million.
During the three months ended September 30, 2017 the Company incurred losses and loss expenses from notable loss events Hurricane Harvey, Hurricane Irma, and Hurricane Maria as described below:

	Hurricane Harvey
(Dollars in thousands)	Validus Re	Talbot	Western World	Interco	Total
Gross losses and loss expenses excluding the Alphacat segment	$277,643	$61,426	$100,725	$(475)	$439,319
Less: Reinsurance recoveries	(170,018)	(27,047)	(95,725)	475	(292,315)
Net losses and loss expenses excluding the AlphaCat segment	$107,625	$34,379	$5,000	$—	$147,004
Validus’ share of AlphaCat net losses and loss expenses	—	—	—	—	7,298
Validus’ share of net losses and loss expenses	107,625	34,379	5,000	—	154,302
Less: Net impact on premiums earned (a)	(18,602)	789	9,872	—	(7,941)
Net loss attributable to Validus	$89,023	$35,168	$14,872	$—	$146,361

	Hurricane Irma
(Dollars in thousands)	Validus Re	Talbot	Western World	Interco	Total
Gross losses and loss expenses excluding the Alphacat segment	$334,583	$74,301	$12,200	$(1,168)	$419,916
Less: Reinsurance recoveries	(206,637)	(42,304)	(7,200)	1,168	(254,973)
Net losses and loss expenses excluding the AlphaCat segment	$127,946	$31,997	$5,000	$—	$164,943
Validus’ share of AlphaCat net losses and loss expenses	—	—	—	—	20,992
Validus’ share of net losses and loss expenses	127,946	31,997	5,000	—	185,935
Less: Net impact on premiums earned (a)	(27,309)	4,623	—	—	(22,686)
Net loss attributable to Validus	$100,637	$36,620	$5,000	$—	$163,249

	Hurricane Maria
(Dollars in thousands)	Validus Re	Talbot	Western World	Interco	Total
Gross losses and loss expenses excluding the Alphacat segment	$114,178	$29,713	$—	$(838)	$143,053
Less: Reinsurance recoveries	(76,392)	(14,308)	—	838	(89,862)
Net losses and loss expenses excluding the AlphaCat segment	$37,786	$15,405	$—	$—	$53,191
Validus’ share of AlphaCat net losses and loss expenses	—	—	—	—	7,360
Validus’ share of net losses and loss expenses	37,786	15,405	—	—	60,551
Less: Net impact on premiums earned (a)	(4,254)	1,389	—	—	(2,865)
Net loss attributable to Validus	$33,532	$16,794	$—	$—	$57,686

	Total Notable Loss Events
(Dollars in thousands)	Validus Re	Talbot	Western World	Interco	Total
Gross losses and loss expenses excluding the Alphacat segment	$726,404	$165,440	$112,925	$(2,481)	$1,002,288
Less: Reinsurance recoveries	(453,047)	(83,659)	(102,925)	2,481	(637,150)
Net losses and loss expenses excluding the AlphaCat segment	$273,357	$81,781	$10,000	$—	$365,138
Validus’ share of AlphaCat net losses and loss expenses	—	—	—	—	35,650
Validus’ share of net losses and loss expenses	273,357	81,781	10,000	—	400,788
Less: Net impact on premiums earned (a)	(50,165)	6,801	9,872	—	(33,492)
Net loss attributable to Validus	$223,192	$88,582	$19,872	$—	$367,296

(a)	Net impact on premiums earned includes reinstatement premiums assumed and ceded and the net impact of accelerating unearned premiums assumed and ceded.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

During the three months ended September 30, 2016, the Company incurred net losses and loss expenses from notable and non-notable loss events of $1.0 million and $21.6 million, respectively. Net of reinstatement premiums, the net loss attributable to the Company from the notable and non-notable loss events was $1.0 million and $20.4 million, respectively.
The Company’s loss ratio, excluding the impact of losses and loss expenses incurred from notable and non-notable loss events and the change in prior accident years, for the three months ended September 30, 2017 and 2016 was 55.8% and 51.2%, respectively.
Validus Re Segment
Highlights for the third quarter include the following:

•
Gross premiums written for the three months ended September 30, 2017 were $153.9 million compared to $94.7 million for the three months ended September 30, 2016, an increase of $59.1 million, or 62.4%. Gross premiums written for the three months ended September 30, 2017 included $117.7 million of property premiums, $1.2 million of marine premiums and $35.0 million of specialty premiums, compared to $53.8 million of property premiums, $(4.5) million of marine premiums and $45.5 million of specialty premiums for the three months ended September 30, 2016. Excluding the impact of reinstatement premiums from third quarter 2017 notable loss events which impacted the property and marine lines by $59.1 million and $6.7 million, respectively, gross premiums written for the three months ended September 30, 2017 were $88.1 million, a decrease of $6.6 million, or 7.0% compared to the three months ended September 30, 2016. The decrease was primarily driven by a decrease in the specialty lines of $10.5 million due to the timing of renewals on certain programs and adjustments to existing business and was partially offset by an increase in the property lines of $4.8 million.

•
Reinsurance premiums ceded for the three months ended September 30, 2017 were $41.0 million compared to $16.0 million for the three months ended September 30, 2016, an increase of $25.0 million or 156.7%. The increase was primarily driven by an increase in the property lines of $15.1 million as a result of new retrocession coverage purchased following third quarter 2017 notable loss events and an increase in the specialty lines of $12.1 million relating to a new casualty and mortgage quota share retrocession program.

•
Net premiums earned for the three months ended September 30, 2017 were $267.0 million compared to $228.5 million for the three months ended September 30, 2016, an increase of $38.6 million or 16.9%. Excluding the net impact of reinstatement premiums and the acceleration of net unearned premiums ceded from third quarter 2017 notable loss events of $50.2 million, net premiums earned were $216.9 million, a decrease of $11.6 million, or 5.1% compared to the three months ended September 30, 2016.

•	The loss ratio for the three months ended September 30, 2017 and September 30, 2016 was 130.1% and 43.1%, respectively, and included the following:

◦	Notable losses of $273.4 million, or 102.4 percentage points of the loss ratio during the three months ended September 30, 2017 compared to $nil during the three months ended September 30, 2016;

◦	Non-notable losses of $nil during the three months ended September 30, 2017 compared to $10.4 million, or 4.5 percentage points of the loss ratio during the three months ended September 30, 2016; and

◦
Favorable loss reserve development on prior accident years of $48.1 million during the three months ended September 30, 2017, which benefited the loss ratio by 18.0 percentage points compared to favorable development of $33.0 million during the three months ended September 30, 2016, which benefited the loss ratio by 14.5 percentage points. The favorable development of $48.1 million for the three months ended September 30, 2017 included favorable development on attritional and event losses of $30.5 million and $17.6 million, respectively.

•
General and administrative expenses for the three months ended September 30, 2017 were $12.4 million compared to $17.5 million for the three months ended September 30, 2016, a decrease of $5.1 million or 29.0%. The decrease was driven by a reduction in the bonus accrual during the three months ended September 30, 2017.

•	The combined ratio for the three months ended September 30, 2017 and 2016 was 152.8% and 70.7%, respectively, an increase of 82.1 percentage points.

•	Underwriting (loss) for the three months ended September 30, 2017 was $(140.8) million compared to income of $67.1 million for the three months ended September 30, 2016, a decrease of $207.9 million.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Talbot Segment
Highlights for the third quarter include the following:

•
Gross premiums written for the three months ended September 30, 2017 were $192.9 million compared to $189.7 million for the three months ended September 30, 2016, an increase of $3.2 million, or 1.7%. Gross premiums written for the three months ended September 30, 2017 included $68.8 million of property premiums, $39.2 million of marine premiums and $84.9 million of specialty premiums compared to $64.3 million of property premiums, $48.1 million of marine premiums and $77.3 million of specialty premiums for the three months ended September 30, 2016. Excluding the impact of reinstatement premiums from third quarter 2017 notable loss events of $3.0 million, gross premiums written for the three months ended September 30, 2017 were $189.9 million, an increase of $0.2 million, or 0.1% compared to the three months ended September 30, 2016.

•
Reinsurance premiums ceded for the three months ended September 30, 2017 were $36.5 million compared to $22.9 million for the three months ended September 30, 2016, an increase of $13.6 million or 59.4%. Excluding the impact of reinstatement premiums ceded from third quarter 2017 notable loss events of $9.8 million, reinsurance premiums ceded for the three months ended September 30, 2017 were $26.7 million, an increase of $3.8 million, or 16.5% compared to the three months ended September 30, 2016. The increase was primarily driven by new reinsurance coverage purchased following third quarter 2017 notable loss events.

•
Net premiums earned for the three months ended September 30, 2017 were $179.6 million compared to $199.1 million for the three months ended September 30, 2016, a decrease of $19.4 million or 9.8%. Excluding the impact of net reinstatement premiums ceded from third quarter 2017 notable loss events of $6.8 million, net premiums earned were $186.4 million, a decrease of $12.6 million, or 6.4% compared to the three months ended September 30, 2016.

•	The loss ratio for the three months ended September 30, 2017 and September 30, 2016 was 99.3% and 55.2%, respectively, and included the following:

◦	Notable losses of $81.8 million, or 45.5 percentage points of the loss ratio during the three months ended September 30, 2017 compared to $nil during the three months ended September 30, 2016;

◦	Non-notable losses of $nil during the three months ended September 30, 2017 compared to $11.3 million, or 5.7 percentage points of the loss ratio during the three months ended September 30, 2016;

◦	Losses of $10.8 million, or 6.0 percentage points of the loss ratio, arising from the Mexico City Earthquake occurring during the three months ended September 30, 2017, and

◦
Favorable loss reserve development on prior accident years of $23.6 million during the three months ended September 30, 2017, which benefited the loss ratio by 13.1 percentage points compared to favorable development of $18.7 million during the three months ended September 30, 2016, which benefited the loss ratio by 9.4 percentage points. The favorable development of $23.6 million for the three months ended September 30, 2017 was primarily due to favorable development on attritional losses.

•
General and administrative expenses for the three months ended September 30, 2017 were $23.1 million compared to $32.3 million for the three months ended September 30, 2016, a decrease of $9.3 million or 28.7%. The decrease was driven by a reduction in the bonus accrual during the three months ended September 30, 2017.

•	The combined ratio for the three months ended September 30, 2017 and 2016 was 136.6% and 96.4%, respectively, an increase of 40.2 percentage points.

•	Underwriting (loss) for the three months ended September 30, 2017 was $(65.0) million compared to income of $7.3 million for the three months ended September 30, 2016, a decrease of $72.3 million.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Western World Segment
Highlights for the third quarter include the following:

•
Gross premiums written for the three months ended September 30, 2017 were $156.5 million compared to $85.3 million for the three months ended September 30, 2016, an increase of $71.3 million, or 83.6%. Gross premiums written for the three months ended September 30, 2017 included $36.4 million of property premiums, $68.4 million of liability premiums and $51.8 million of specialty premiums, compared to $23.8 million of property premiums, $61.5 million of liability premiums and $nil specialty premiums for the three months ended September 30, 2016. The increase in the property and liability lines of $12.6 million and $6.9 million, respectively, was primarily due to the continued build out of product offerings in the short-tail property lines. Also contributing to the increase in the liability lines was an increase in the programs and contract liability lines which was partially offset by decreases resulting from the discontinuation of other underperforming general liability lines. The increase in the specialty lines of $51.8 million was due to new agriculture business written through Crop Risk Services (“CRS”).

•
Reinsurance premiums ceded for the three months ended September 30, 2017 were $43.2 million compared to $6.2 million for the three months ended September 30, 2016, an increase of $37.0 million. The increase was primarily driven by an increase in ceded agriculture premiums relating to new business written through CRS, reinstatement premiums ceded from third quarter 2017 notable loss events and new reinsurance coverage purchased following third quarter 2017 notable loss events.

•	The loss ratio for the three months ended September 30, 2017 and September 30, 2016 was 90.2% and 64.6%, respectively, and included the following:

◦	Specialty losses of $84.8 million during the three months ended September 30, 2017 arising from new crop business written through CRS which is booked at an 85.9% loss ratio;

◦	Notable losses of $10.0 million, or 5.7 percentage points of the loss ratio during the three months ended September 30, 2017 compared to $nil during the three months ended September 30, 2016;

◦
Other U.S.-based weather losses of $1.3 million, or 0.7 percentage points of the loss ratio during the three months ended September 30, 2017, compared to $3.0 million, or 4.3 percentage points of the loss ratio during the three months ended September 30, 2016;

◦
Favorable loss reserve development on prior accident years of $0.1 million during the three months ended September 30, 2017 compared to favorable development of $0.9 million during the three months ended September 30, 2016.

•
General and administrative expenses for the three months ended September 30, 2017 were $21.6 million compared to $10.2 million for the three months ended September 30, 2016, an increase of $11.4 million, or 111.9%. General and administrative expenses for the three months ended September 30, 2017 included $12.0 million of CRS expenses, of which $1.7 million related to the amortization of intangible assets acquired and was partially offset by a reduction in the bonus accrual during the three months ended September 30, 2017.

•	The combined ratio for the three months ended September 30, 2017 and 2016 was 114.5% and 104.1%, respectively, an increase of 10.4 percentage points.

•	Underwriting (loss) for the three months ended September 30, 2017 was $(24.8) million compared to $(2.7) million for the three months ended September 30, 2016, an increase of $22.1 million.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

AlphaCat Segment
Highlights for the third quarter include the following:

•
AlphaCat’s assets under management were $2.9 billion as at October 1, 2017 compared to $3.1 billion as at July 1, 2017, of which third party assets under management were $2.7 billion as at October 1, 2017 compared to $2.9 billion as at July 1, 2017. During the three months ended October 1, 2017, a total of $176.5 million was raised from third parties. During the three months ended October 1, 2017, $90.5 million was returned to investors, of which $83.2 million was returned to third party investors.

•
Fee revenues earned for the three months ended September 30, 2017 were $5.6 million, of which $5.1 million were earned from third parties, compared to $8.4 million for the three months ended September 30, 2016, of which $7.0 million were earned from third parties. The decrease in fee revenues earned from third parties of $1.9 million was driven by a decrease in performance fees as a result of the third quarter 2017 notable loss events and was partially offset by an increase in management fees as a result of an increase in assets under management over the last twelve months.

•
Total expenses for the three months ended September 30, 2017 were $3.1 million compared to $3.3 million for the three months ended September 30, 2016, a decrease of $0.2 million, or 5.1%. The decrease was driven by a reduction in the bonus accrual during the three months ended September 30, 2017.

•
Income before investment (loss) income from AlphaCat Funds and Sidecars, comprising fee revenues less total expenses, for the three months ended September 30, 2017 was $2.5 million compared to $5.1 million for the three months ended September 30, 2016, a decrease of $2.7 million.

•
Validus’ share of investment (losses) from AlphaCat Funds and Sidecars for the three months ended September 30, 2017 was $(30.1) million compared to income of $6.0 million for the three months ended September 30, 2016, a decrease of $36.1 million. The decrease was driven by the third quarter 2017 notable loss events.

•
Validus’ share of AlphaCat (losses) for the three months ended September 30, 2017 was $(27.6) million compared to income of $11.2 million for the three months ended September 30, 2016, a decrease of $38.8 million.

Investments
Highlights of our managed investment portfolio for the third quarter include the following:

•
Managed net investment income from our managed investment portfolio for the three months ended September 30, 2017 was $37.1 million compared to $41.1 million for the three months ended September 30, 2016, a decrease of $4.0 million, or 9.7%. The decrease was primarily due to an outsized gain in one of the Company’s fixed income funds during the three months ended September 30, 2016.

•	Annualized effective yield for the three months ended September 30, 2017 was 2.23%, compared to 2.58% for the three months ended September 30, 2016, a decrease of 35 basis points.

•
Net realized gains on managed investments for the three months ended September 30, 2017 were $0.9 million compared to $4.1 million for the three months ended September 30, 2016, an unfavorable movement of $3.2 million or 77.9%.

•
The change in net unrealized gains on managed investments for the three months ended September 30, 2017 was $0.9 million compared to $4.7 million for the three months ended September 30, 2016, an unfavorable movement of $3.7 million, or 79.8%.

Corporate Expenses and Other Items
Highlights for the third quarter include the following:

•
General and administrative expenses for the three months ended September 30, 2017 were $9.5 million compared to $18.2 million for the three months ended September 30, 2016, a decrease of $8.7 million or 47.6%. The decrease was driven by a reduction in the bonus accrual during the three months ended September 30, 2017.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•	Share compensation expenses for the three months ended September 30, 2017 were $4.0 million compared to $4.0 million for the three months ended September 30, 2016.

•
Finance expenses, excluding the Company's share of AlphaCat finance expenses from consolidated VIEs, for the three months ended September 30, 2017 were $14.4 million compared to $14.3 million for the three months ended September 30, 2016, an increase of $0.1 million or 0.9%.

•
Dividends paid on preferred shares during the three months ended September 30, 2017 were $5.6 million compared to $2.3 million during the three months ended September 30, 2016, an increase of $3.4 million, or 149.9% due to $250.0 million of new preferred shares issued during the second quarter of 2017.

•	Foreign exchange losses for the three months ended September 30, 2017 were $1.5 million compared to $1.1 million for the three months ended September 30, 2016, an increase of $0.4 million, or 40.1%.
Shareholders’ Equity and Capitalization
As at September 30, 2017, total shareholders’ equity was $4.0 billion including $78.9 million of noncontrolling interest and $400.0 million of preferred shares. Shareholders’ equity available to Validus common shareholders was $3.5 billion as at September 30, 2017. Book value per common share was $44.51 at September 30, 2017 based on 79,457,253 common shares, compared to $47.93 at June 30, 2017 based on 79,518,581 common shares. Book value per diluted common share was $43.13 at September 30, 2017 based on 82,001,606 diluted common shares, compared to $46.45 at June 30, 2017 based on 82,075,276 diluted common shares, a decrease of (6.3)%, inclusive of dividends for the three months ended September 30, 2017. Book value per diluted common share is a non-GAAP financial measure. A reconciliation of book value per common share, the most comparable GAAP measure, to book value per diluted common share is presented at the end of this release.
Total capitalization available to Validus at September 30, 2017 was $4.7 billion, including $538.9 million of junior subordinated deferrable debentures and $245.5 million of senior notes. Total capitalization at September 30, 2017 was $5.9 billion, including $1.1 billion of redeemable noncontrolling interest and $78.9 million of noncontrolling interest related to AlphaCat.
Share Repurchases
The Company repurchased 83,859 common shares during the three months ended September 30, 2017. A summary of the common share repurchases made to date under the Company’s previously announced share repurchase programs is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at June 30, 2017				Quarter ended
	(cumulative)	July	August	September	September 30, 2017
Aggregate purchase price (a)	$2,718,402	$2,737	$1,610	$—	$4,347
Shares repurchased	80,776,802	52,721	31,138	—	83,859
Average share price (a)	$33.65	$51.91	$51.71	$—	$51.84

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at September 30, 2017	As at October 25, 2017	Cumulative to Date through October 25, 2017
Aggregate purchase price (a)	$2,722,749	$—	$2,722,749
Shares repurchased	80,860,661	—	80,860,661
Average share price (a)	$33.67	$—	$33.67

(a)	Share transactions are on a trade date basis through October 25, 2017 and are inclusive of commissions. Average share price is rounded to two decimal places.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Year to Date 2017 Results
Highlights for the year to date include the following:

•
Gross premiums written for the nine months ended September 30, 2017 were $2,507.6 million compared to $2,309.3 million for the nine months ended September 30, 2016, an increase of $198.4 million, or 8.6%.

•
Reinsurance premiums ceded for the nine months ended September 30, 2017 were $373.2 million compared to $249.1 million for the nine months ended September 30, 2016, an increase of $124.1 million, or 49.8%.

•
Net premiums earned for the nine months ended September 30, 2017 were $1,929.6 million compared to $1,708.8 million for the nine months ended September 30, 2016, an increase of $220.8 million, or 12.9%.

•	The loss ratio for the nine months ended September 30, 2017 and September 30, 2016 was 94.3% and 46.2%, respectively and included the following:

◦
Notable losses of $926.2 million, or 48.0 percentage points of the loss ratio during the nine months ended September 30, 2017 compared to $37.9 million, or 2.2 percentage points of the loss ratio during the nine months ended September 30, 2016.

◦
Excluding the AlphaCat segment, which includes results attributable to AlphaCat’s third party investors and noncontrolling interests, notable losses for the nine months ended September 30, 2017 were $365.1 million, or 21.5 percentage points of the loss ratio. Including Validus’ share of AlphaCat net losses and loss expenses of $35.7 million, Validus’ share of net losses and loss expenses from 2017 notable loss events was $400.8 million;

◦
Non-notable losses of $27.3 million, or 1.4 percentage points of the loss ratio during the nine months ended September 30, 2017 compared to $69.9 million, or 4.1 percentage points of the loss ratio during the nine months ended September 30, 2016; and

◦
Favorable loss reserve development on prior accident years of $179.6 million during the nine months ended September 30, 2017, which benefited the loss ratio by 9.3 percentage points compared to favorable development of $169.4 million during the nine months ended September 30, 2016, which benefited the loss ratio by 9.9 percentage points.

•
The combined ratio for the nine months ended September 30, 2017 and 2016 was 126.9% and 82.5%, respectively, an increase of 44.4 percentage points. Excluding the AlphaCat segment, which includes results attributable to AlphaCat’s third party investors and noncontrolling interests, the combined ratio for the nine months ended September 30, 2017 was 107.7%, including a loss ratio of 73.5%.

•
Managed net investment income from our managed investment portfolio for the nine months ended September 30, 2017 was $111.3 million compared to $105.8 million for the nine months ended September 30, 2016, an increase of $5.5 million, or 5.2%.

•
Income from investment affiliates for the nine months ended September 30, 2017 was $15.7 million compared to a (loss) of $4.2 million for the nine months ended September 30, 2016, an increase of $19.9 million.

•
The change in net unrealized gains on managed investments for the nine months ended September 30, 2017 was $31.2 million compared to $81.8 million for the nine months ended September 30, 2016, an unfavorable movement of $50.6 million, or 61.8%.

•
Net (loss) attributable to Validus common shareholders for the nine months ended September 30, 2017 was $(54.8) million compared to net income available to Validus common shareholders of $351.6 million for the nine months ended September 30, 2016, a decrease of $406.4 million.

•
Net operating (loss) attributable to Validus common shareholders for the nine months ended September 30, 2017 was $(89.2) million compared to net operating income available to Validus common shareholders of $262.4 million for the nine months ended September 30, 2016, a decrease of $351.6 million.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•
Annualized return on average equity was (2.0)% and annualized net operating return on average equity was (3.2)% for the nine months ended September 30, 2017 compared to 12.7% and 9.5%, respectively, for the nine months ended September 30, 2016.

Conference Call
The Company will host a conference call for analysts and investors on October 27, 2017 at 10:00 AM (Eastern) to discuss the third quarter 2017 financial results and related matters. The conference call may be accessed by dialing 1-844-579-6824 (U.S. callers) or 1-763-488-9145 (international callers) and entering the passcode 6786 6099. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 10, 2017, by dialing 1-855-859-2056 (U.S. callers) or 1-404-537-3406 (international callers) and entering the passcode 6786 6099.
This conference call will also be available through a live audio webcast accessible through the Investors section of the Company’s website located at www.validusholdings.com. A replay of the webcast will be available at the Investors section of the Company’s website through November 10, 2017. In addition, a financial supplement relating to the Company’s financial results for the three and nine months ended September 30, 2017 is available in the Investors section of the Company’s website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. (“Validus”) is a holding company for reinsurance and insurance operating companies and investment advisors including Validus Reinsurance, Ltd. (“Validus Re”), Talbot Holdings Ltd. (“Talbot”), Western World Insurance Group, Inc. (“Western World”) and AlphaCat Managers, Ltd.(“AlphaCat”).
Validus Re is a global reinsurance group focused primarily on treaty reinsurance. Talbot is a specialty (re)insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183. Western World is a U.S. specialty lines insurance group focused on excess and surplus lines. AlphaCat is a Bermuda based investment adviser managing capital for third parties and Validus in insurance linked securities and other property catastrophe and specialty reinsurance investments.
Contacts:

Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Investor.Relations@validusholdings.com	Mustafa Riffat / Charlotte Connerton

+1-441-278-9000	+1-212-333-3810

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at September 30, 2017 and December 31, 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

	September 30, 2017	December 31, 2016
Assets
Fixed maturity investments trading, at fair value (amortized cost: 2017—$5,421,546; 2016—$5,584,599)	$5,419,966	$5,543,030
Short-term investments trading, at fair value (amortized cost: 2017—$2,992,939; 2016—$2,796,358)	2,993,246	2,796,170
Other investments, at fair value (cost: 2017—$439,991; 2016—$380,130)	471,300	405,712
Investments in investment affiliates, equity method (cost: 2017—$60,228; 2016—$84,840)	92,079	100,431
Cash and cash equivalents	965,630	419,976
Restricted cash	89,403	70,956
Total investments and cash	10,031,624	9,336,275
Premiums receivable	1,569,374	725,390
Deferred acquisition costs	258,078	209,227
Prepaid reinsurance premiums	207,618	77,996
Securities lending collateral	2,115	9,779
Loss reserves recoverable	1,335,016	430,421
Paid losses recoverable	77,730	35,247
Income taxes recoverable	9,704	4,870
Deferred tax asset	52,228	43,529
Receivable for investments sold	37,493	3,901
Intangible assets	173,398	115,592
Goodwill	227,701	196,758
Accrued investment income	27,976	26,488
Other assets	591,185	134,282
Total assets	$14,601,240	$11,349,755

Liabilities
Reserve for losses and loss expenses	$4,935,637	$2,995,195
Unearned premiums	1,526,465	1,076,049
Reinsurance balances payable	527,881	54,781
Securities lending payable	2,581	10,245
Deferred tax liability	4,198	3,331
Payable for investments purchased	84,431	29,447
Accounts payable and accrued expenses	478,892	587,648
Notes payable to AlphaCat investors	1,107,618	278,202
Senior notes payable	245,513	245,362
Debentures payable	538,910	537,226
Total liabilities	$9,452,126	$5,817,486
Commitments and contingent liabilities
Redeemable noncontrolling interests	1,133,880	1,528,001
Shareholders’ equity
Preferred shares (Issued and Outstanding: 2017—16,000; 2016—6,000)	400,000	150,000
Common shares (Issued: 2017—161,956,886; 2016—161,279,976; Outstanding: 2017—79,457,253; 2016—79,132,252)	28,342	28,224
Treasury shares (2017—82,499,633; 2016—82,147,724)	(14,437)	(14,376)
Additional paid-in capital	812,266	821,023
Accumulated other comprehensive loss	(18,430)	(23,216)
Retained earnings	2,728,546	2,876,636
Total shareholders’ equity available to Validus	3,936,287	3,838,291
Noncontrolling interests	78,947	165,977
Total shareholders’ equity	$4,015,234	$4,004,268
Total liabilities, noncontrolling interests and shareholders’ equity	$14,601,240	$11,349,755

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of (Loss) Income
For the three and nine months ended September 30, 2017 and 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
Gross premiums written	$523,856	$372,418	$2,507,615	$2,309,251
Reinsurance premiums ceded	(116,860)	(45,006)	(373,188)	(249,070)
Net premiums written	406,996	327,412	2,134,427	2,060,181
Change in unearned premiums	316,212	236,363	(204,816)	(351,415)
Net premiums earned	723,208	563,775	1,929,611	1,708,766
Net investment income	44,458	43,514	128,913	112,232
Net realized gains on investments	906	4,397	2,016	6,537
Change in net unrealized (losses) gains on investments	(5,197)	5,459	24,472	84,331
Income (loss) from investment affiliates	1,011	453	15,665	(4,249)
Other insurance related income and other income (loss)	3,571	(610)	6,240	1,627
Foreign exchange (losses) gains	(1,404)	(766)	(7,164)	11,765
Total revenues	766,553	616,222	2,099,753	1,921,009
Expenses
Losses and loss expenses	1,254,602	258,394	1,820,336	789,971
Policy acquisition costs	115,590	113,434	344,486	328,593
General and administrative expenses	70,342	82,443	254,615	258,339
Share compensation expenses	9,443	10,501	30,080	32,465
Finance expenses	14,523	14,521	42,675	43,890
Transaction expenses	—	—	4,427	—
Total expenses	1,464,500	479,293	2,496,619	1,453,258
(Loss) income before taxes, (loss) from operating affiliate and loss (income) attributable to AlphaCat investors	(697,947)	136,929	(396,866)	467,751
Tax benefit (expense)	2,632	(1,830)	7,168	(1,418)
(Loss) from operating affiliate	—	—	—	(23)
Loss (income) attributable to AlphaCat investors	74,130	(5,564)	54,797	(16,278)
Net (loss) income	$(621,185)	$129,535	$(334,901)	$450,032
Net loss (income) attributable to noncontrolling interests	376,366	(37,439)	290,144	(96,163)
Net (loss) income (attributable) available to Validus	(244,819)	92,096	(44,757)	353,869
Dividends on preferred shares	(5,627)	(2,252)	(10,033)	(2,252)
Net (loss) income (attributable) available to Validus common shareholders	$(250,446)	$89,844	$(54,790)	$351,617

Selected ratios:
Ratio of net to gross premiums written	77.7%	87.9%	85.1%	89.2%

Losses and loss expense ratio (a)	173.5%	45.8%	94.3%	46.2%

Policy acquisition cost ratio	16.0%	20.1%	17.9%	19.2%
General and administrative expense ratio (b)	11.0%	16.5%	14.7%	17.1%
Expense ratio	27.0%	36.6%	32.6%	36.3%
Combined ratio (a)	200.5%	82.4%	126.9%	82.5%

(a)
Excluding the AlphaCat segment, which includes results attributable to AlphaCat’s third party investors and noncontrolling interests, the loss and combined ratios for the three months ended September 30, 2017 were 110.0% and 138.8%, respectively and 73.5% and 107.7% for the nine months ended September 30, 2017, respectively.

(b)	The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three and nine months ended September 30, 2017 and 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

Validus Re Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Underwriting revenues
Gross premiums written	$153,890	$94,741	$1,071,409	$1,072,219
Reinsurance premiums ceded	(40,988)	(15,967)	(161,188)	(111,658)
Net premiums written	112,902	78,774	910,221	960,561
Change in unearned premiums	154,145	149,705	(184,155)	(241,129)
Net premiums earned	267,047	228,479	726,066	719,432
Other insurance related income (loss)	68	58	204	(107)
Total underwriting revenues	267,115	228,537	726,270	719,325
Underwriting deductions
Losses and loss expenses	347,484	98,425	538,323	313,432
Policy acquisition costs	45,422	42,837	133,836	127,660
General and administrative expenses	12,444	17,528	48,550	52,579
Share compensation expenses	2,606	2,695	7,746	8,371
Total underwriting deductions	407,956	161,485	728,455	502,042
Underwriting (loss) income	$(140,841)	$67,052	$(2,185)	$217,283

Talbot Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Underwriting revenues
Gross premiums written	$192,883	$189,674	$702,535	$752,058
Reinsurance premiums ceded	(36,462)	(22,877)	(154,263)	(137,496)
Net premiums written	156,421	166,797	548,272	614,562
Change in unearned premiums	23,191	32,258	18,279	(7,166)
Net premiums earned	179,612	199,055	566,551	607,396
Other insurance related income	692	99	1,512	389
Total underwriting revenues	180,304	199,154	568,063	607,785
Underwriting deductions
Losses and loss expenses	178,440	109,860	378,241	319,271
Policy acquisition costs	41,493	46,488	129,074	134,444
General and administrative expenses	23,069	32,333	97,094	109,929
Share compensation expenses	2,310	3,163	8,292	9,955
Total underwriting deductions	245,312	191,844	612,701	573,599
Underwriting (loss) income	$(65,008)	$7,310	$(44,638)	$34,186

Western World Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Underwriting revenues
Gross premiums written	$156,517	$85,260	$459,628	$236,190
Reinsurance premiums ceded	(43,207)	(6,202)	(72,005)	(15,347)
Net premiums written	113,310	79,058	387,623	220,843
Change in unearned premiums	61,603	(8,260)	15,256	(22,890)
Net premiums earned	174,913	70,798	402,879	197,953
Other insurance related income	662	219	1,566	696
Total underwriting revenues	175,575	71,017	404,445	198,649
Underwriting deductions
Losses and loss expenses	157,709	45,748	329,642	129,623
Policy acquisition costs	20,721	17,094	60,187	46,704
General and administrative expenses	21,553	10,171	50,623	33,704
Share compensation expenses	354	702	1,655	1,825
Total underwriting deductions	200,337	73,715	442,107	211,856
Underwriting (loss)	$(24,762)	$(2,698)	$(37,662)	$(13,207)

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three and nine months ended September 30, 2017 and 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

AlphaCat Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Fee revenues
Third party	$5,095	$7,025	$15,288	$14,843
Related party	457	1,373	1,732	2,592
Total fee revenues	5,552	8,398	17,020	17,435
Expenses
General and administrative expenses	2,929	3,324	10,322	7,557
Share compensation expenses	183	(107)	348	167
Finance expenses	32	31	107	914
Tax (benefit) expense	(65)	—	69	—
Foreign exchange losses	7	5	7	17
Total expenses	3,086	3,253	10,853	8,655
Income before investment (loss) income from AlphaCat Funds and Sidecars	2,466	5,145	6,167	8,780
Investment (loss) income from AlphaCat Funds and Sidecars (a)
AlphaCat Sidecars	201	(72)	68	593
AlphaCat ILS Funds - Lower Risk (b)	(7,553)	2,321	(4,063)	6,903
AlphaCat ILS Funds - Higher Risk (b)	(21,816)	2,479	(16,849)	5,607
BetaCat ILS Funds	(922)	1,303	(291)	2,979
PaCRe	—	—	—	(23)
Validus’ share of investment (loss) income from AlphaCat Funds and Sidecars	(30,090)	6,031	(21,135)	16,059
Validus’ share of AlphaCat (loss) income	$(27,624)	$11,176	$(14,968)	$24,839

(a)	The investment (loss) income from the AlphaCat funds and sidecars is based on equity accounting.

(b)
Lower risk AlphaCat ILS funds have a maximum permitted portfolio expected loss of less than 7%, whereas higher risk AlphaCat ILS funds have a maximum permitted portfolio expected loss of greater than 7%. Expected loss represents the average annual loss over the set of simulation scenarios divided by the total limit.

Corporate and Investments	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Managed investments
Managed net investment income (a)	$37,091	$41,071	$111,346	$105,843
Net realized gains on managed investments (a)	903	4,080	280	5,514
Change in net unrealized gains on managed investments (a)	941	4,652	31,232	81,782
Income (loss) from investment affiliates	1,011	453	15,665	(4,249)
Total managed investment return	$39,946	$50,256	$158,523	$188,890

Corporate expenses
General and administrative expenses	$9,539	$18,221	$45,563	$52,276
Share compensation expenses	3,990	4,048	12,039	12,147
Finance expenses (a)	14,449	14,317	42,462	42,637
Dividends on preferred shares	5,627	2,252	10,033	2,252
Tax (benefit) expense (a)	(2,567)	1,830	(7,237)	1,418
Total Corporate expenses	$31,038	$40,668	$102,860	$110,730

Other items
Foreign exchange (losses) gains (a)	(1,495)	(1,067)	(7,715)	11,628
Other income (loss)	35	(1,529)	303	(773)
Transaction expenses	—	—	(4,427)	—
Total other items	$(1,460)	$(2,596)	$(11,839)	$10,855
Total Corporate and Investments	$7,448	$6,992	$43,824	$89,015

(a)	These items exclude the components which are included in Validus’ share of AlphaCat and amounts which are consolidated from variable interest entities.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three months ended September 30, 2017
(Expressed in thousands of U.S. dollars, except share and per share information)
The following tables reconcile the results of our operating segments along with our corporate and investments function to the Consolidated results of the Company for the periods indicated:

	Three Months Ended September 30, 2017
	Validus Re Segment	Talbot Segment	Western World Segment	AlphaCat Segment and Consolidated VIEs	Corporate and Investments	Eliminations	Total
Underwriting revenues
Gross premiums written	$153,890	$192,883	$156,517	$27,213	$—	$(6,647)	$523,856
Reinsurance premiums ceded	(40,988)	(36,462)	(43,207)	(2,850)	—	6,647	(116,860)
Net premiums written	112,902	156,421	113,310	24,363	—	—	406,996
Change in unearned premiums	154,145	23,191	61,603	77,273	—	—	316,212
Net premiums earned	267,047	179,612	174,913	101,636	—	—	723,208
Other insurance related income	68	692	662	6,083	—	(3,969)	3,536
Total underwriting revenues	267,115	180,304	175,575	107,719	—	(3,969)	726,744
Underwriting deductions
Losses and loss expenses	347,484	178,440	157,709	570,969	—	—	1,254,602
Policy acquisition costs	45,422	41,493	20,721	8,314	—	(360)	115,590
General and administrative expenses	12,444	23,069	21,553	7,687	9,539	(3,950)	70,342
Share compensation expenses	2,606	2,310	354	183	3,990	—	9,443
Total underwriting deductions	407,956	245,312	200,337	587,153	13,529	(4,310)	1,449,977
Underwriting (loss) income	$(140,841)	$(65,008)	$(24,762)	$(479,434)	$(13,529)	$341	$(723,233)
Net investment return (a)	—	—	—	1,232	39,946	—	41,178
Other items (b)	—	—	—	82	(18,969)	—	(18,887)
Loss attributable to AlphaCat investors	—	—	—	74,130	—	—	74,130
Net loss attributable to noncontrolling interests	—	—	—	376,366	—	—	376,366
Segmental (loss) income	$(140,841)	$(65,008)	$(24,762)	$(27,624)	$7,448	$341
Net loss attributable to Validus common shareholders							$(250,446)

(a)	Net investment return includes net investment income, net realized and change in net unrealized gains (losses) on investments and income (loss) from investment affiliates.

(b)
Other items includes finance expenses, transaction expenses, dividends on preferred shares, tax benefit (expense), foreign exchange gains (losses), income (loss) from operating affiliate and other income (loss).

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three months ended September 30, 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30, 2016
	Validus Re Segment	Talbot Segment	Western World Segment	AlphaCat Segment and Consolidated VIEs	Corporate and Investments	Eliminations	Total
Underwriting revenues
Gross premiums written	$94,741	$189,674	$85,260	$4,413	$—	$(1,670)	$372,418
Reinsurance premiums ceded	(15,967)	(22,877)	(6,202)	(1,630)	—	1,670	(45,006)
Net premiums written	78,774	166,797	79,058	2,783	—	—	327,412
Change in unearned premiums	149,705	32,258	(8,260)	62,660	—	—	236,363
Net premiums earned	228,479	199,055	70,798	65,443	—	—	563,775
Other insurance related income	58	99	219	8,656	—	(8,113)	919
Total underwriting revenues	228,537	199,154	71,017	74,099	—	(8,113)	564,694
Underwriting deductions
Losses and loss expenses	98,425	109,860	45,748	4,361	—	—	258,394
Policy acquisition costs	42,837	46,488	17,094	7,075	—	(60)	113,434
General and administrative expenses	17,528	32,333	10,171	12,255	18,221	(8,065)	82,443
Share compensation expenses	2,695	3,163	702	(107)	4,048	—	10,501
Total underwriting deductions	161,485	191,844	73,715	23,584	22,269	(8,125)	464,772
Underwriting income (loss)	$67,052	$7,310	$(2,698)	$50,515	$(22,269)	$12	$99,922
Net investment return (a)	—	—	—	3,567	50,256	—	53,823
Other items (b)	—	—	—	97	(20,995)	—	(20,898)
(Income) attributable to AlphaCat investors	—	—	—	(5,564)	—	—	(5,564)
Net (income) attributable to noncontrolling interest	—	—	—	(37,439)	—	—	(37,439)
Segmental income (loss)	$67,052	$7,310	$(2,698)	$11,176	$6,992	$12
Net income available to Validus common shareholders							$89,844

(a)	Net investment return includes net investment income, net realized and change in net unrealized gains (losses) on investments and income (loss) from investment affiliates.

(b)
Other items includes finance expenses, transaction expenses, dividends on preferred shares, tax benefit (expense), foreign exchange gains (losses), income (loss) from operating affiliate and other income (loss).

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the nine months ended September 30, 2017
(Expressed in thousands of U.S. dollars, except share and per share information)

	Nine Months Ended September 30, 2017
	Validus Re Segment	Talbot Segment	Western World Segment	AlphaCat Segment and Consolidated VIEs	Corporate and Investments	Eliminations	Total
Underwriting revenues
Gross premiums written	$1,071,409	$702,535	$459,628	$297,821	$—	$(23,778)	$2,507,615
Reinsurance premiums ceded	(161,188)	(154,263)	(72,005)	(9,510)	—	23,778	(373,188)
Net premiums written	910,221	548,272	387,623	288,311	—	—	2,134,427
Change in unearned premiums	(184,155)	18,279	15,256	(54,196)	—	—	(204,816)
Net premiums earned	726,066	566,551	402,879	234,115	—	—	1,929,611
Other insurance related income	204	1,512	1,566	17,118	—	(14,463)	5,937
Total underwriting revenues	726,270	568,063	404,445	251,233	—	(14,463)	1,935,548
Underwriting deductions
Losses and loss expenses	538,323	378,241	329,642	574,130	—	—	1,820,336
Policy acquisition costs	133,836	129,074	60,187	22,380	—	(991)	344,486
General and administrative expenses	48,550	97,094	50,623	27,096	45,563	(14,311)	254,615
Share compensation expenses	7,746	8,292	1,655	348	12,039	—	30,080
Total underwriting deductions	728,455	612,701	442,107	623,954	57,602	(15,302)	2,449,517
Underwriting (loss) income	$(2,185)	$(44,638)	$(37,662)	$(372,721)	$(57,602)	$839	$(513,969)
Net investment return (a)	—	—	—	12,543	158,523	—	171,066
Other items (b)	—	—	—	269	(57,097)	—	(56,828)
Loss attributable to AlphaCat investors	—	—	—	54,797	—	—	54,797
Net loss attributable to noncontrolling interest	—	—	—	290,144	—	—	290,144
Segmental (loss) income	$(2,185)	$(44,638)	$(37,662)	$(14,968)	$43,824	$839
Net loss attributable to Validus common shareholders							$(54,790)

(a)	Net investment return includes net investment income, net realized and change in net unrealized gains (losses) on investments and income (loss) from investment affiliates.

(b)
Other items includes finance expenses, transaction expenses, dividends on preferred shares, tax benefit (expense), foreign exchange gains (losses), income (loss) from operating affiliate and other income (loss).

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the nine months ended September 30, 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

	Nine Months Ended September 30, 2016
	Validus Re Segment	Talbot Segment	Western World Segment	AlphaCat Segment and Consolidated VIEs	Corporate and Investments	Eliminations	Total
Underwriting revenues
Gross premiums written	$1,072,219	$752,058	$236,190	$270,666	$—	$(21,882)	$2,309,251
Reinsurance premiums ceded	(111,658)	(137,496)	(15,347)	(6,451)	—	21,882	(249,070)
Net premiums written	960,561	614,562	220,843	264,215	—	—	2,060,181
Change in unearned premiums	(241,129)	(7,166)	(22,890)	(80,230)	—	—	(351,415)
Net premiums earned	719,432	607,396	197,953	183,985	—	—	1,708,766
Other insurance related (loss) income	(107)	389	696	17,722	—	(16,300)	2,400
Total underwriting revenues	719,325	607,785	198,649	201,707	—	(16,300)	1,711,166
Underwriting deductions
Losses and loss expenses	313,432	319,271	129,623	27,645	—	—	789,971
Policy acquisition costs	127,660	134,444	46,704	19,762	—	23	328,593
General and administrative expenses	52,579	109,929	33,704	26,272	52,276	(16,421)	258,339
Share compensation expenses	8,371	9,955	1,825	167	12,147	—	32,465
Total underwriting deductions	502,042	573,599	211,856	73,846	64,423	(16,398)	1,409,368
Underwriting income (loss)	$217,283	$34,186	$(13,207)	$127,861	$(64,423)	$98	$301,798
Net investment return (a)	—	—	—	10,558	188,890	(597)	198,851
Other items (b)	—	—	—	(1,139)	(35,452)	—	(36,591)
(Income) attributable to AlphaCat investors	—	—	—	(16,278)	—	—	(16,278)
Net (income) attributable to noncontrolling interest	—	—	—	(96,163)	—	—	(96,163)
Segmental income (loss)	$217,283	$34,186	$(13,207)	$24,839	$89,015	$(499)
Net income available to Validus common shareholders							$351,617

(a)	Net investment return includes net investment income, net realized and change in net unrealized gains (losses) on investments and income (loss) from investment affiliates.

(b)
Other items includes finance expenses, transaction expenses, dividends on preferred shares, tax benefit (expense), foreign exchange gains (losses), income (loss) from operating affiliate and other income (loss).

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain non-GAAP financial measures. The Company believes that these non-GAAP measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of the Company’s results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP.
In addition to presenting book value per common share determined in accordance with U.S. GAAP, the Company believes that the following non-GAAP book value financial measures are key financial indicators for evaluating performance and measuring overall growth: book value per diluted common share, book value per diluted common share plus accumulated dividends and tangible book value per diluted common share. A reconciliation of book value per common share, a GAAP financial measure, to the non-GAAP book value financial measures has been included below.
In addition to presenting net (loss) income (attributable) available to Validus common shareholders determined in accordance with U.S. GAAP, the Company believes that showing net operating (loss) income (attributable) available to Validus common shareholders, a non-GAAP financial measure, provides investors with a valuable measure of profitability and enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company’s results in a manner similar to how management analyzes the Company’s underlying business performance.
Net operating (loss) income (attributable) available to Validus common shareholders, a non-GAAP financial measure, is calculated by the addition or subtraction of certain Consolidated Statement of (Loss) Income line items from net (loss) income (attributable) available to Validus common shareholders, the most directly comparable GAAP financial measure, and measures the performance of the Company’s operations without the influence of gains or losses on investments and foreign currencies and other items as noted in the reconciliation below. The Company excludes these items from its calculation of net operating (loss) income (attributable) available to Validus common shareholders because the amount of these gains and losses is heavily influenced by, and fluctuates in part, according to availability of investment market opportunities and other factors. The Company believes these amounts are largely independent of its core underwriting activities and including them distorts the analysis of trends in its operations. The Company believes the reporting of net operating (loss) income (attributable) available to Validus common shareholders enhances the understanding of results by highlighting the underlying profitability of the Company’s core (re)insurance operations. This profitability is influenced significantly by earned premium growth, adequacy of the Company’s pricing, as well as loss frequency and severity. Over time it is also influenced by the Company’s underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses.
Return on average equity, a GAAP financial measure, and net operating return on average equity, a non-GAAP financial measure, represents the returns generated on common shareholders’ equity during the year and are presented below.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Book Value per Common Share, Book Value per Diluted Common Share and Tangible Book Value per Diluted Common Share
As at September 30, 2017 and December 31, 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

	September 30, 2017
	Equity Amount	Common Shares	Per Share Amount (a)
Book value per common share (b)	$3,536,287	79,457,253	$44.51
Non-GAAP Adjustments:
Assumed exercise of outstanding stock options (c)(d)	614	26,136
Unvested restricted shares	—	2,518,217
Book value per diluted common share (e)	3,536,901	82,001,606	$43.13
Goodwill	(227,701)	—
Intangible assets	(173,398)	—
Tangible book value per diluted common share (e)	$3,135,802	82,001,606	$38.24

Book value per diluted common share (e)			$43.13
Accumulated dividends			12.70
Book value per diluted common share plus accumulated dividends (e)			$55.83

	December 31, 2016
	Equity Amount	Common Shares	Per Share Amount (a)
Book value per common share (b)	$3,688,291	79,132,252	$46.61
Non-GAAP Adjustments:
Assumed exercise of outstanding stock options (c)(d)	614	26,136
Unvested restricted shares	—	2,868,610
Book value per diluted common share (e)	3,688,905	82,026,998	$44.97
Goodwill	(196,758)	—
Intangible assets	(115,592)	—
Tangible book value per diluted common share (e)	$3,376,555	82,026,998	$41.16

Book value per diluted common share (e)			$44.97
Accumulated dividends			11.56
Book value per diluted common share plus accumulated dividends (e)			$56.53

(a)	Per share amounts are calculated by dividing the equity amount by the common shares.

(b)	The equity amount used in the calculation of book value per common share represents total shareholders’ equity available to Validus excluding the liquidation value of the preferred shares.

(c)	Using the “as-if-converted” method, assuming all proceeds received upon exercise of stock options will be retained by the Company and the resulting common shares from exercise remain outstanding.

(d)	At September 30, 2017, the weighted average exercise price for those stock options that had an exercise price lower than book value per share was $23.48 (December 31, 2016: $23.48).

(e)	Non-GAAP financial measure.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Net Operating (Loss) Income (attributable) available to Validus Common Shareholders, Net Operating (Loss) Income per Diluted Share (attributable) available to Validus Common Shareholders and Annualized Net Operating Return on Average Equity
For the three and nine months ended September 30, 2017 and 2016
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net (loss) income (attributable) available to Validus common shareholders	$(250,446)	$89,844	$(54,790)	$351,617
Non-GAAP Adjustments:
Net realized gains on investments	(906)	(4,397)	(2,016)	(6,537)
Change in net unrealized losses (gains) on investments	5,197	(5,459)	(24,472)	(84,331)
(Income) loss from investment affiliates	(1,011)	(453)	(15,665)	4,249
Foreign exchange losses (gains)	1,404	766	7,164	(11,765)
Other (income) loss	(35)	1,529	(303)	773
Transaction expenses	—	—	4,427	—
Net (loss) income attributable to noncontrolling interests	(8,194)	767	(5,364)	869
Tax (benefit) expense (a)	(468)	443	1,860	7,550
Net operating (loss) income (attributable) available to Validus common shareholders (b)	$(254,459)	$83,040	$(89,159)	$262,425

(Loss) earnings per diluted share (attributable) available to Validus common shareholders	$(3.17)	$1.11	$(0.69)	$4.24
Non-GAAP Adjustments:
Net realized gains on investments	(0.01)	(0.06)	(0.03)	(0.08)
Change in net unrealized losses (gains) on investments	0.06	(0.07)	(0.31)	(1.02)
(Income) loss from investment affiliates	(0.01)	(0.01)	(0.20)	0.05
Foreign exchange losses (gains)	0.02	0.01	0.09	(0.14)
Other (income) loss	—	0.02	—	0.01
Transaction expenses	—	—	0.06	—
Net (loss) income attributable to noncontrolling interests	(0.10)	0.01	(0.07)	0.01
Tax (benefit) expense (a)	(0.01)	0.01	0.02	0.09
Net operating (loss) income per diluted share (attributable) available to Validus common shareholders (b)	$(3.22)	$1.02	$(1.13)	$3.16

Average shareholders’ equity available to Validus common shareholders (c)	$3,673,859	$3,716,938	$3,699,471	$3,699,319

Annualized return on average equity (c)	(27.3%)	9.7%	(2.0%)	12.7%
Annualized net operating return on average equity (b)(c)	(27.7%)	8.9%	(3.2%)	9.5%

(a)
Represents the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates to. The tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize tax losses carried forward.

(b)	Non-GAAP financial measure.

(c)
Average shareholders’ equity for the three months ended is the average of the beginning and ending quarter end shareholders’ equity balances, excluding the liquidation value of the preferred shares. Average shareholders’ equity for the nine months ended is the average of the beginning, ending and intervening quarter end shareholders’ equity balances, excluding the liquidation value of the preferred shares.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect”, “intend”, “plan”, “believe”, “project”, “anticipate”, “will”, “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com